Exhibit 5.3
                                                                     -----------

                            HOLME ROBERTS & OWEN LLP



90 South Cascade Avenue, Suite 1300
Colorado Springs, Colorado 80903-1615
tel 719.473.3800
fax 719.633.1518


March 28, 2005

Board of Directors
Simtek Corporation
4250 Buckingham Drive, #100
Colorado Springs, Colorado  80907

Re:      Simtek Corporation Registration Statement on Form S-2

Dear Gentlemen:

As counsel for Simtek Corporation, a Colorado corporation (the "Company"), we have examined the above-referenced Registration Statement (the "Registration Statement") on Form S-2 under the Securities Act of 1933, as amended (the "Act"), that the Company is filing with the Securities and Exchange Commission (the "SEC") with respect to the registration of 8,126,936 shares of its common stock, par value $0.01 per share ("Common Stock"), which shares of Common Stock (i) were issued to SF Capital Partners Ltd. ("SF Capital"), Bluegrass Growth Fund LP ("Bluegrass LP") and Bluegrass Growth Fund LTD (together with SF Capital and Bluegrass LP, the "Investment Funds") pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of October 12, 2004, by and among the Company and the Investment Funds, (ii) are issuable upon the exercise of warrants granted to the Investment Funds pursuant to the Securities Purchase Agreement (the "Investment Funds Warrants") or (iii) are issuable upon the exercise of that certain Warrant, dated as of October 12, 2004, issued to Merriman Curhan Ford & Co. ("MCF") by the Company (the "MCF Warrant").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have also examined the Company's Amended and Restated Articles of Incorporation, By-laws and the originals or copies certified to our satisfaction of certain corporate records and proceedings of the Company and such other certificates (including, without limitation, a certificate with respect to the consideration received by the Company from the Investment Funds in exchange for the shares of Common Stock issued to the Investment Funds pursuant to the Securities Purchase Agreement), instruments and documents as we deemed appropriate to enable us to render the opinion expressed below.


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Simtek Corporation
March 28, 2005
Page 2


In all such examinations, we have assumed, without independent investigation or inquiry, the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon and have assumed the accuracy of and have made no independent investigation of, the statements made in the certificates and other statements or information of or from public officials and officers and representatives of the Company.

Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that: (a) the shares of Common Stock issued to the Investment Funds pursuant to the Securities Purchase Agreement are validly issued and fully paid and non-assessable; (b) when the Investment Funds Warrants are exercised and the exercise price paid in accordance with the terms of the Investment Funds Warrants and the Securities Purchase Agreement, the shares of Common Stock issuable pursuant to the Investment Funds Warrants will be validly issued and will be fully paid and non-assessable; and (c) when the MCF Warran Warrant, the shares of Common Stock issuable pursuant to the MCF Warrant will be validly issued and will be fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Colorado.

We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement; provided, however, in giving this consent we do not admit we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. We further consent to the filing of this opinion as an exhibit to the Registration Statement.

We express no opinion as to any matters not expressly set forth herein. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to



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Simtek Corporation
March 28, 2005
Page 3


the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Sincerely,


/s/ HOLME ROBERTS & OWEN LLP